EXHIBIT 10.15
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                 SECOND AMENDMENT TO DEFERRED COMPENSATION PLAN
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     The  Deferred  Compensation  Plan  adopted  by  Pentastar  Services,  Inc., predecessor to Dollar Thrifty Automotive Group, Inc. ("DTAG"), on December 28, 1994, as amended by Amendment to Deferred Compensation Plan adopted by DTAG on September 29, 1998 (the "PLAN") is hereby amended as of September 23, 1999 as follows:

     1. The "INTRODUCTION" to the Plan is hereby amended by adding the following new paragraph at the end:

         "The Plan is  intended  to be  exempt  under ERISA Section 401(a)(1)."

     2. Section 7.1 of the Plan is hereby amended by deleting the first sentence of the fourth paragraph in its entirety.



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